Acquired Sales Corp. Purchases 4.99% of Rapidly Growing CBD Beverage Maker Ablis and of Craft Distillers Bendistillery and Bend Spirits

May __, 2019

LAKE FOREST, Ill.--Acquired Sales Corp. (OTC Pink: AQSP) today announced that it has closed its purchase of 4.99% of rapidly growing CBD-infused beverage maker Ablis Holding Company (www.AblisBev.com) and of craft distillers Bendistillery Inc. and Bend Spirits, Inc., which manufacture the award-winning Crater Lake Spirits brand of gin, vodka and whiskey (www.Bendistillery.com), Bend, Oregon, for a total of $1,896,200 in cash.

Jim Bendis, founder and owner of Ablis, Bendistillery and Bend Spirits commented: “Ablis’ 2019 sales have been growing by over 250% year to date compared to 2018. We expect this cash infusion from Acquired Sales Corp. will even further accelerate Ablis' growth rate."

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of market and regulatory factors impacting Ablis, Bendistillery and Bend Spirits, and other risk factors including those set forth in Acquired Sales Corp.'s filings with the Securities and Exchange Commission.

CONTACTS:

Acquired Sales Corp.
Gerard M. Jacobs, CEO

847-915-2446
Lakegeneva91@gmail.com

Ablis, Bendistillery and Bend Spirits

Jim Bendis, Founder and Principal Owner

808-631-3222

Jim@Bendistillery.com